Exhibit 1.01

CONFLICT MINERALS REPORT
OVERVIEW
This report for the reporting period from January 1, 2015 to December 31, 2015 has been prepared by SYNNEX Corporation (the “Company,” “we,” “us” or “our”) pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.
We are a business process services company offering a comprehensive range of services to resellers, retailers, original equipment manufacturers, financial and insurance institutions and several other industry verticals worldwide. We operate in two segments: Technology Solutions and Concentrix. Our Technology Solutions segment distributes peripherals, information technology systems (including data center server and storage solutions), system components, software, networking equipment, consumer electronics, and complementary products. Within the Technology Solutions segment, our distribution services are complemented by systems design and integration services. Our Concentrix segment offers a range of global business outsourcing services around process optimization, customer engagement strategy and back office automation to customers in various industry verticals. Our revenues for 2015 largely were from distribution and global business services that were not in-scope for purposes of our compliance with the Conflict Minerals Rule.

PRODUCT SCOPING; REASONABLE COUNTRY OF ORIGIN INQUIRY; DUE DILIGENCE DETERMINATION
A portion of the systems design and integration business within our Technology Solutions segment involved our manufacture, through assembly or integration, of data center servers and storage products. 3TG were necessary to the functionality or production of these manufactured products. Accordingly, these products were in-scope for purposes of our compliance with the Conflict Minerals Rule. Taken as a whole, our in-scope products contained all four 3TG, but each individual product did not contain all four 3TG.
We purchase only finished components and do not purchase 3TG directly from any smelter, refiner or mine. We have relationships with an extensive network of suppliers throughout the world, and we believe that there are generally multiple tiers between the mines, smelters, refiners and our direct suppliers. Therefore, we have requested our direct suppliers to work with their upstream suppliers so that they may provide us with information about the origin of 3TG in the components we purchase for inclusion in the products that we manufacture.
To determine whether any of the 3TG in the components contained in our data center servers and storage products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or were from recycled or scrap sources, we conducted a reasonable country of origin inquiry (“RCOI”) within the meaning of the Conflict Minerals Rule, requesting that suppliers of the components we included in our manufactured products for 2015 complete the Conflict-Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (“CMRT”), which includes questions regarding identified smelters and refiners in the supplier’s supply chain and the supplier’s compliance procedures. We determined that requesting that our suppliers complete the CMRT represented our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain. We used a third-party consultant to assist in our supplier outreach and follow-up. Our RCOI utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below). Selected elements of those steps are discussed under “Due Diligence.”
Most of the suppliers that completed CMRTs provided data at the company level, with a small minority reporting at a level specific to the components that we purchased from them. Some suppliers indicated that 3TG contained in their components were not sourced from the Covered Countries, and some suppliers indicated that their products contain minerals sourced from the Covered Countries but from smelters which were certified as compliant by an independent third party. There were also suppliers that indicated they used some recycled or scrap 3TG content in the types of components they sell.
After conducting an RCOI and exercising the due diligence described in this Conflict Minerals Report, as applicable, and in light of the limited information specific to our products provided to us by our suppliers, we concluded for 2015 that each of our data center servers and storage products contained 3TG of undetermined origin. Based on the information provided by the suppliers that completed CMRTs, we believe that the facilities that may have been used to process necessary 3TG contained in our in-scope products include the smelters and refiners listed in the Annex at the end of this Conflict Minerals Report and we believe that the countries of origin of the 3TG contained in such products may include the countries listed in the Annex. We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed CMRT and through the other procedures followed by us and the third party consultant that are described in this Conflict Minerals Report.

DUE DILIGENCE
Our due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas

(Second Edition, 2013), including the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our implementation of the OECD Guidance in respect of 2015 is discussed below, but these were not all of the discrete measures that we took in furtherance of our conflict minerals policy (which is discussed below) or pursuant to the Conflict Minerals Rule and the OECD Guidance.

1.	Establish Strong Company Management Systems
We have a management system to support supply chain due diligence related to 3TG. Our management system included a team of subject matter experts from legal, finance, product management, and sales. The team of subject matter experts was responsible for managing our 3TG compliance strategy and was led by our Senior Vice President, General Counsel and Corporate Secretary, and our President, Hyve Solutions Corporation. We also retained specialist outside counsel and a 3TG consultant to assist us with our compliance efforts. Some of our activities described in this Conflict Minerals Report were performed on our behalf by the consultant.
We used the CMRT to identify smelters and refiners that were possibly in our supply chain. We maintain business records relating to 3TG due diligence in respect of 2015, including records of due diligence processes, findings and resulting decisions, on a computerized database, and relevant materials are preserved for appropriate periods consistent with the OECD Guidance.
We have a conflict minerals policy, which is available on our website at http://ir.synnex.com/corporate-governance-document.cfm (the “Conflict Minerals Policy”). The Conflict Minerals Policy sets forth our expectation that the suppliers in our supply chain procure 3TG responsibly and avoid sourcing that funds armed conflict contributing to the crisis in the Covered Countries. Our Conflict Minerals Policy also sets forth our expectation that our suppliers facilitate our efforts at supply chain transparency by providing us with appropriate information when we request and conducting necessary due diligence to identify smelters, refiners, and/or mines from which the 3TG in their respective supply chains originate. We have a public email address (conflictmineralsinquiries@synnex.com) available on our website for general inquiries and grievances regarding our 3TG program and sources of 3TG.
We do not support the embargo of 3TG from the Covered Countries.
To further our efforts in identifying and assessing 3TG sourcing risks in our supply chain, we have included a 3TG flow-down clause in new supplier contracts that requires suppliers to provide us with information about the source of 3TG.

2.	Identify and Assess Risks in the Supply Chain
To determine whether any of the necessary 3TG contained in our data center servers and storage products originated in the Covered Countries, we requested that direct suppliers of the components we used in the assembly or integration of the data center servers and storage products complete the CMRT. We requested our suppliers’ cooperation in gathering information from their respective suppliers and ultimately from smelters and refiners in the supply chain. Our consultant assisted us in our supplier outreach, in tracking supplier communications, educating suppliers regarding the CMRT and 3TG generally, and assessing risk in and quality of supplier responses. Our consultant followed up with nonresponsive suppliers through its software tool and by direct telephone or e-mail communications by its personnel.
We reviewed the completed responses received from our suppliers. Our consultant followed up with any supplier that submitted a response containing errors or inaccuracies pertinent to our assessment or that otherwise provided a written response determined not to be suitable to us. To the extent that a completed response identified a smelter or refiner, our consultant reviewed that information against the Smelter Reference List tab of the CMRT and the list of compliant smelters and refiners published by the CFSI. We also consulted other publicly available information to determine if the listed entity is a smelter or refiner. We also used the CMRT responses to review our direct suppliers’ due diligence activities, such as whether they had a conflict minerals policy and required their own suppliers to source from processing facilities validated by an independent audit.

3.	Design and Implement a Strategy to Respond to Identified Risks
Senior management was briefed about our due diligence efforts. We developed a risk management plan that outlines our responses in general terms to identified risks.
We intend to take the additional steps discussed under “Additional Risk Mitigation Efforts” to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups.

4.	Carry Out Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
In connection with our due diligence, we utilized information made available by the CFSI concerning independent third-party audits of smelters and refiners. We do not have a direct relationship with any smelters or refiners and do not perform or direct audits of those entities within our supply chain.

5.	Report on Supply Chain Due Diligence
This Conflict Minerals Report and our Form SD, which constitute our annual report on our 3TG due diligence, are available on our website and are filed with the Securities and Exchange Commission. Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in Annex A below.

ADDITIONAL RISK MITIGATION EFFORTS
We intend to take the following additional steps to improve the due diligence conducted to further mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the DRC and adjoining countries:

•	Request that suppliers send us, for the applicable calendar year or shorter period, CMRTs that are completed at the product level.

•	Engage with suppliers and direct them to information and training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Engage in regular ongoing risk assessment through our suppliers’ submissions of 3TG data.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, such as our plans to improve the due diligence conducted to further mitigate the risk that the 3TG in our products benefit armed groups in the Covered Countries, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. These risks, uncertainties and changes include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX
Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners(1)
The following list includes smelters and refiners in “product level” CMRTs that we received and may not include all of the smelters and refiners that processed 3TG in the products that we manufactured for 2015, as (i) the list contains only smelters and refiners confirmed as smelters and refiners by the CFSI, (ii) not all of our suppliers completed CMRTs, and (iii) many of the suppliers only identified a portion of the smelters and refiners in their supply chain.

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Gold	Advanced Chemical Company	United States	Active
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Compliant
Gold	Argor-Heraeus SA	Switzerland	Compliant
Gold	Asahi Pretec Corporation	Japan	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Reference List
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Bauer Walser AG	Germany	Reference List
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Reference List
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Métaux SA	Switzerland	Active
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Reference List
Gold	Daejin Indus Co., Ltd.	Republic of Korea	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Reference List
Gold	Do Sung Corporation	Republic of Korea	Active
Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Reference List
Gold	Guangdong Jinding Gold Limited	China	Reference List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Reference List

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Reference List
Gold	Hwasung CJ Co., Ltd.	Republic of Korea	Reference List
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Reference List
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Company Limited	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Metal Co., Ltd.	Republic of Korea	Reference List
Gold	Kyrgyzaltyn JSC	Kyrgystan	Reference List
Gold	L' azurde Company For Jewelry	Saudi Arabia	Reference List
Gold	Lingbao Gold Company Limited	China	Reference List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Reference List
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Reference List
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies SA	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Compliant
Gold	OJSC Kolyma Refinery	Russian Federation	Reference List
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Gold	PAMP SA	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Reference List
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Précinox SA	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	Sabin Metal Corp.	United States	Reference List
Gold	Samduck Precious Metals	Republic of Korea	Active
Gold	SAMWON Metals Corp.	Republic of Korea	Reference List
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería SA	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Reference List
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States	Reference List
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Reference List
Gold	Torecom	Republic of Korea	Active
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Valcambi SA	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	China	Reference List
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	Exotech Inc.	United States	Compliant

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	Germany	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	KEMET Blue Powder	United States	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining & Smelting	Japan	Compliant
Tantalum	Molycorp Silmet A.S.	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	Plansee SE Liezen	Austria	Compliant
Tantalum	Plansee SE Reutte	Austria	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemicals	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide	China	Compliant
Tin	Alpha	United States	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Reference List
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Elmet S.L.U. (Metallo Group)	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Estanho de Rondônia S.A.	Brazil	Reference List
Tin	Feinhütte Halsbrücke GmbH	Germany	Active
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Reference List
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Reference List
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Reference List
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	Reference List
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S/A	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Alam Lestari Kencana	Indonesia	Reference List
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Kudai Tin	Indonesia	Reference List
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Reference List
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT BilliTin Makmur Lestari	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Fang Di MulTindo	Indonesia	Reference List
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Justindo	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Active
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	Reference List
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Seirama Tin Investment	Indonesia	Reference List
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	VQB Mineral and Trading Group JSC	Vietnam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Reference List
Tin	Yunnan Tin Group (Holding) Company Limited	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	Reference List
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck GmbH	Germany	Compliant

Mineral	Smelter or Refiner Name	Country Location	Compliance Status as of 4/18/16
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Reference List
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Active
Tungsten	Kennametal Fallon	United States	Active
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Pobedit, JSC	Russian Federation	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant
(1) We note the following in connection with the information contained in the foregoing table:
(a) All compliance status information in the table is as of April 18, 2016.
(b) “Compliant” means that a smelter or refiner was listed as compliant with the Conflict-Free Smelter Program’s (“CSFP”) assessment protocols, including through mutual recognition and those indicated as “Re-audit in process.” Included smelters and refiners were not necessarily Compliant for all or part of 2015 and may not continue to be Compliant for any future period. We do not have any information on the origin of the 3TG processed by any of the Compliant smelters and refiners prior to their respective compliance dates.
(c) “Active” means that the smelter or refiner was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry - Council Minerals Council.
(d) A smelter or refiner is listed as “Reference List” if it was not Compliant or Active.
(e) The compliance status indicated in the table is based solely on information made publicly available by the CFSI, LBMA and/or RJC, without independent verification by us.

(f) “Country Location” is the location of the smelter or refiner and is based solely on information made publicly available by the CFSI, without independent verification by us.

Country of Origin
The identified countries of origin of the 3TG processed by the Compliant smelters and refiners listed in the table above may have included the countries in the categories listed below. We have not been able to reliably determine the country of origin of the 3TG processed by any of the other smelters and refiners listed in the table. The countries below are categorized by risk.
L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam and Zimbabwe.
L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.
L3 - The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.
DRC - The Democratic Republic of the Congo.
In addition, some of the Compliant smelters and refiners may have sourced in whole or in part from recycled or scrap sources.